SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. ______)

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the Appropriate Box:
[ ]	Preliminary Proxy Statement

[X]	Definitive Proxy Statement

[ ]	Definitive Additional Materials

[ ]	Soliciting Material Under Rule 14a-12

[ ]	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

CHOICEONE FINANCIAL SERVICES, INC.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (check the appropriate box):
[X]	No fee required.

[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials.
[ ]

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

	(1)	Amount previously paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing party:

	(4)	Date filed:

109 East Division
Sparta, Michigan 49345

March 29, 2002

To our Shareholders:

We invite you to attend the Annual Meeting of Shareholders of ChoiceOne Financial Services, Inc., to be held at:

Sparta Ridgeview Elementary School Gymnasium
557 South State Street
Sparta, Michigan 49345
Monday, April 29, 2002
6:30 p.m. dinner; 7:40 p.m. Annual Meeting

The purpose of the meeting is to elect directors and to approve a proposed Employee Stock Purchase Plan.

Please plan to join us before the Annual Meeting for an informal sit-down dinner to be served at 6:30 p.m. Shareholders holding stock in single ownership form are invited to bring a guest. To assist us in our planning, please complete and return the enclosed reservation card by Thursday, April 25, 2002.

The following proxy statement and enclosed proxy are being furnished to holders of ChoiceOne Financial Services, Inc. common stock on and after March 29, 2002. Please be sure to sign, date and return the enclosed proxy promptly whether or not you plan to attend the meeting. A proxy may be revoked at any time before it is exercised and shareholders who are present at the meeting may withdraw their proxy and vote in person if they wish to do so. All owners should sign proxies as their names appear on the proxy.

We hope you will join us at the 2002 Annual Meeting. We look forward to seeing you there.
Sincerely,

James A. Bosserd President and Chief Executive Officer

109 East Division
Sparta, Michigan 49345

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

          The annual meeting of shareholders of ChoiceOne Financial Services, Inc. will be held in the Gymnasium at Sparta Ridgeview Elementary School, 557 South State Street, Sparta, Michigan, on Monday, April 29, 2002, at 7:40 p.m. local time, for the following purposes:
1.	To elect directors.

2.	To approve a proposed Employee Stock Purchase Plan.

3.	To transact any other business that may properly come before the meeting.

          Shareholders of record at the close of business on March 8, 2002, are entitled to notice of and to vote at the meeting and any adjournment of the meeting.
By Order of the Board of Directors,

Linda R. Pitsch Secretary

March 29, 2002

It is important that your shares be represented at the meeting. Even if you expect to attend the meeting, PLEASE SIGN, DATE AND RETURN YOUR PROXY PROMPTLY.

CHOICEONE FINANCIAL SERVICES, INC.
109 East Division
Sparta, Michigan 49345

ANNUAL MEETING OF SHAREHOLDERS
April 29, 2002

PROXY STATEMENT

Meeting Information

Time and Place of Meeting

You are invited to attend the annual meeting of shareholders of ChoiceOne Financial Services, Inc. that will be held on Monday, April 29, 2002, in the Gymnasium at Sparta Ridgeview Elementary School, 557 South State Street, Sparta, Michigan, at 7:40 p.m. local time.

This proxy statement and the enclosed proxy are being furnished to you on and after March 29, 2002, in connection with the solicitation of proxies by ChoiceOne's Board of Directors for use at the annual meeting. In this proxy statement, "we," "us," "our" and "ChoiceOne" refer to ChoiceOne Financial Services, Inc. and "you" and "your" refer to ChoiceOne shareholders.

Purpose of Meeting

The purpose of the annual meeting is to consider and vote upon the election of directors and a proposed Employee Stock Purchase Plan. Your Board of Directors recommends that you vote FOR each of the nominees discussed in this proxy statement and FOR approval of the proposed Employee Stock Purchase Plan.

How to Vote Your Shares

You may vote at the meeting if you were a shareholder of record of ChoiceOne common stock on March 8, 2002. You are entitled to one vote per share of ChoiceOne common stock that you own on each matter presented at the annual meeting.

As of March 8, 2002, there were 1,470,028 shares of ChoiceOne common stock issued and outstanding.

Your shares will be voted at the annual meeting if you properly sign and return to us the enclosed proxy. If you specify a choice, your proxy will be voted as specified. If you do not specify a choice, your shares will be voted for the election of each nominee for director named in this proxy statement and for approval of the proposed Employee Stock Purchase Plan. If other matters are presented at the annual meeting, the individuals named in the enclosed proxy will vote your shares on those matters in their discretion. As of the date of this proxy statement, we do not know of any other matters to be considered at the annual meeting.

You may revoke your proxy at any time before it is exercised by:

•   delivering written notice to the Secretary of
    ChoiceOne; or
•   attending and voting at the annual meeting.

Who Will Solicit Proxies

Directors, officers and employees of ChoiceOne and ChoiceOne Bank (referred to as the "Bank") will initially solicit proxies by mail. They also may solicit proxies in person, by telephone or by other means, but they will not receive any additional compensation for these efforts. Nominees, trustees and other fiduciaries who hold stock on behalf of beneficial owners of ChoiceOne common stock may communicate with the beneficial owners by mail or otherwise and may forward proxy materials to and solicit proxies from the beneficial owners. ChoiceOne will pay all expenses related to soliciting proxies.

Required Vote and Quorum

A plurality of the shares voting at the annual meeting is required to elect directors. This means that if there are more nominees than director positions to be filled, the nominees for whom the most votes are cast will be elected. In counting votes on the election of directors, abstentions, broker non-votes and other shares not voted will not be counted as voted, and the number of shares of which a plurality is required will be reduced by the number of shares not voted.

The vote of a majority of the shares represented at the meeting and voting on the proposal to approve the Employee Stock Purchase Plan is required to approve the plan. In counting votes on this proposal, abstentions, broker non-votes and other shares not voted will not be counted as voted, and the number of shares of which a majority is required will be reduced by the number of shares not voted.

A majority of the shares entitled to vote at the annual meeting must be present or represented at the meeting to constitute a quorum. If you submit a proxy or attend the meeting in person, your shares will be counted towards the quorum, even if you abstain from voting on some or all of the matters introduced at the meeting. Broker non-votes also count for quorum purposes.

Election of Directors

The Board of Directors presently consists of eleven individuals divided into three classes. Each class of directors is as nearly equal in number as possible and serves for a three-year term of office. The term of office of one class of directors expires at the annual meeting each year. An individual may not continue to serve on the Board of Directors after he or she becomes 70 years old.

The Board of Directors proposes that the following nominees be elected as directors for terms expiring at the annual meeting of shareholders to be held in the year indicated:

         Nominee                       Term Expiring

     James A. Bosserd               2003
     Bruce A. Johnson               2005
     Jon E. Pike                         2005
     Linda R. Pitsch                   2005

Each proposed nominee currently serves as a director of ChoiceOne for a term that will expire at this year's annual meeting. The persons named in the enclosed proxy intend to vote for the election of the four nominees listed above. The proposed nominees are willing to be elected and serve as directors. If a nominee is unable to serve or is otherwise unavailable for election - which we do not anticipate - the incumbent Board of Directors may or may not select a substitute nominee. If a substitute nominee is selected, your proxy will be voted for the person so selected. If a substitute nominee is not selected, your proxy will be voted for the election of the remaining nominees. No proxy will be voted for a greater number of persons than the number of nominees named above.

Biographical information is presented below concerning the nominees for director, current directors whose term of office will continue after the annual meeting and the executive officers of ChoiceOne. All of the directors of ChoiceOne also serve as directors of the Bank. Except as otherwise indicated, each nominee, current director and executive officer has had the same principal employment for over five years.

ChoiceOne's Board of Directors and Executive Officers

Nominees for Election as Directors

Term Expiring in 2003

James A. Bosserd (age 52) has been a director of ChoiceOne and the Bank since he was appointed to those boards in April 2001. Mr. Bosserd has been President and Chief Executive Officer of ChoiceOne and the Bank since April 2001. Prior to joining ChoiceOne and the Bank, Mr. Bosserd was Senior Vice President-Retail Group Manager with Huntington National Bank, a commercial bank, since October 1997 and Senior Vice President-Private Banking Manager with Huntington National Bank since April 1999. Mr. Bosserd also served as President and Chief Executive Officer of FMB State Savings Bank, a commercial bank in Lowell, Michigan, from 1992 through 1997.

Terms Expiring in 2005

Bruce A. Johnson (age 49) is Vice President, Chief Financial Officer and a director of Spartan Distributors, Inc., a Sparta, Michigan based distributor of lawn and garden equipment, turf equipment and irrigation materials. Prior to joining Spartan Distributors in 1995, Mr. Johnson spent 21 years in various positions with Old Kent Financial Corporation including Chairman, President and Chief Executive Officer of Old Kent Bank of Grand Blanc, Michigan and Vice President and Manager of Private Banking for Old Kent Bank in Grand Rapids, Michigan. Mr. Johnson has been a director of ChoiceOne and the Bank since March 2001.

Jon E. Pike (age 60) is a Certified Public Accountant and Chairman of Beene Garter LLP, Certified Public Accountants, of Grand Rapids, Michigan. Mr. Pike has been Chairman of the Board of Directors since August 1998 and a director of ChoiceOne and the Bank since September 1990. Mr. Pike is also an officer of Wm. A. Rogers & Co., a retail hardware business in Sparta, Michigan, a Trustee of Denver Seminary in Denver, Colorado and an officer and director of Sparta Foam, Inc.

Linda R. Pitsch (age 54) has been a director of ChoiceOne and the Bank since December 1994 and Secretary of ChoiceOne and the Bank since February 1995. Ms. Pitsch also has served as Senior Vice President and Cashier of the Bank since January 1993.

Ms. Pitsch has been an employee of the Bank since September 1969, serving in various management and executive capacities. Ms. Pitsch has been a director and Secretary of the Board for ChoiceOne Insurance Agencies, Inc. since December 1998, and was a director and Secretary of ChoiceOne Travel, Inc. from November 2000 until April 2001. Ms. Pitsch is an instructor at Davenport College of Business, serving on its Accounting Advisory Board, and Past Secretary, Treasurer and a director of Strawberry Pines Condominium Association. Ms. Pitsch has also been a director of West Shore Computer Services, Inc., a data processing company in which ChoiceOne owns a 20% interest, since November 2000.

Your Board of Directors Recommends that You
Vote FOR the Election of All Nominees as Directors

Continuing Directors with Terms Expiring in 2004

Frank G. Berris (age 54) is President and Chief Executive Officer of and owns American Gas & Oil, Inc., a distributor of petroleum products and operator of gas stations. Mr. Berris is also a member of the Michigan Petroleum Association/Michigan Association of Convenience Stores. Mr. Berris has been a director of ChoiceOne and the Bank since August 1991.

Lawrence D. Bradford (age 62) retired in December 2000 after serving as the Interim President of ChoiceOne Insurance Agencies, Inc., an insurance agency that is a subsidiary of the Bank, since November 2000. Mr. Bradford was a co-owner of the insurance agency prior to its acquisition by the Bank in January 1996. Mr. Bradford has been a director of ChoiceOne since 1986, a director of the Bank since

1974 and a director of ChoiceOne Insurance Agencies, Inc. since 1996.

Lewis G. Emmons (age 57) is President and a director of Emmons Development-Real Estate and President of Brat Development, both real estate development firms. Mr. Emmons has been a director of ChoiceOne since 1986 and a director of the Bank since 1978.

Stuart Goodfellow (age 58) owns Goodfellow Blueberry Farms and Goodfellow Vending Services, a vending company. Mr. Goodfellow is also past Vice President and a director of the Michigan Blueberry Growers Association. Mr. Goodfellow has been a director of ChoiceOne and the Bank since August 1991.

Continuing Directors with Terms Expiring in 2003

William F. Cutler, Jr. (age 54) is the former Vice President of the H. H. Cutler Company, an apparel manufacturer. Mr. Cutler joined the H. H. Cutler Company in 1970 and served in various management and executive capacities until January 1994. The H. H. Cutler Company was sold to VF (Vanity Fair) Corporation in January 1994. Mr. Cutler has been a director of ChoiceOne and the Bank since October 1993. Mr. Cutler served as a director of the Sparta Health Center from 1981 until 1996 and serves as a director of Big Brower Lake Improvement Association.

Paul L. Johnson (age 52) is President of Falcon Resources Inc. in Belmont, Michigan, a sales,

engineering and design firm for the automotive and furniture industries. Mr. Johnson has been a director of ChoiceOne and the Bank since July 1999. Mr. Johnson has been a director of ChoiceOne Insurance Agencies, Inc. since November 2000.

Andrew W. Zamiara (age 61) is a registered pharmacist and is the owner, President and Manager of Momber Pharmacy and Gift Shop in Sparta, Michigan and Momber Hallmark in Rockford, Michigan. Mr. Zamiara has been a director of ChoiceOne and the Bank since August 1990.

Executive Officers who are not Directors

Lee A. Braford (age 41) has been Vice President, Consumer Loans of the Bank since September 2001. Prior to that, Mr. Braford was employed by Bank West, a commercial bank in Grand Rapids, Michigan, from March 2001 until September 2001 and by Cornerstone University as an Events Director from September 1997 until January 2001. Before that, Mr. Braford was employed with ChoiceOne in various management capacities since August 1980.

Mary J. Johnson (age 38) has been a Vice President of the Bank since September 1998. Prior to that, Ms. Johnson was employed by the Bank, since April 1993, serving in various management and executive capacities. Ms. Johnson served as a director of

ChoiceOne Travel, Inc. from June 1999 until April 2001 and has been a Trustee of the ChoiceOne 401(K) and Employee Stock Ownership Plan since January 1998. Ms. Johnson serves as an officer of Johnson & Johnson Builders, Inc., a construction company.

Linda G. Kinney (age 41) has been Vice President of Retail Sales and Marketing of the Bank since May 2001. Prior to her employment with ChoiceOne, Ms. Kinney was Assistant Vice President-Private Banking and Manager of Curtis Center, in Holland, Michigan, of Huntington National Bank, a commercial bank, since November 1994. Ms. Kinney serves as a director of Sparta Education Foundation, Michigan Quilt Network and Lakeshore Business and Professional Woman's Alliance.

Louis D. Knooihuizen (age 52) has been Senior Vice President, Commercial Loans of the Bank since December 2001. Prior to his employment with ChoiceOne, Mr. Knooihuizen was employed by Bank West, a commercial bank in Grand Rapids, Michigan, as a Senior Vice President, Commercial Loans since

May 1999 and by National City Bank, a commercial bank, as Vice President, Commercial Loans since February 1995. Mr. Knooihuizen has been a director of ChoiceOne Insurance Agencies, Inc. since January 2002.

Thomas L. Lampen (age 46), a Certified Public Accountant, has been Vice President and Chief Financial Officer of the Bank since January 1992 and Treasurer of ChoiceOne since April 1987. Prior to his employment with ChoiceOne, Mr. Lampen was employed by Grant Thornton, a national accounting firm.

Kelly Potes (age 40) has been Senior Vice President and General Manager of ChoiceOne Insurance Agencies, Inc. since January 2001. Prior to that, Mr. Potes was President of Kent-Ottawa Financial Advisor, Inc., a financial consulting firm, since December 1998 and Vice President, Retail Services of the Bank since May 1984. Mr. Potes has been a director of ChoiceOne Insurance Agencies, Inc. since January 2001.

Committees of the Board of Directors

The Board of Directors has established the following six standing committees:

•     Audit Committee
•     Branching and Acquisitions Committee
•     Compliance/CRA Committee
•     Executive and Loan Review Committee
•     Nominating Committee
•     Personnel and Benefits Committee

Audit Committee. The Audit Committee recommends to the Board of Directors the appointment of independent public accountants and reviews their fees for audit and non-audit services and the scope and results of audits performed by them. The Audit Committee also reviews ChoiceOne's internal accounting controls, the proposed form of its financial statements, the results of internal audits and compliance programs, and the results of the examinations received from regulatory authorities. The Audit Committee operates pursuant to a written charter. A copy of the Audit Committee charter was filed as an appendix to ChoiceOne's proxy statement for its 2001 annual meeting of shareholders. The Audit Committee is comprised of independent directors as defined by the rules of the National Association of Securities Dealers, Inc.

Jon E. Pike (Chairman), Lewis G. Emmons, Stuart Goodfellow, Bruce A. Johnson and Paul L. Johnson serve on the Audit Committee. The Audit Committee met four times during 2001.

Branching and Acquisitions Committee. The Branching and Acquisitions Committee considers potential acquisitions by ChoiceOne or the Bank. Frank G. Berris, James A. Bosserd, Lawrence D. Bradford, William F. Cutler, Jr., Paul L. Johnson and Jon E. Pike serve on the Branching and Acquisitions Committee. The Branching and Acquisitions Committee did not meet during 2001.

Compliance/CRA Committee. The Compliance/CRA Committee manages our compliance requirements with various federal banking regulations and under the Community Reinvestment Act. Linda R. Pitsch (Chairperson), James A. Bosserd, Lawrence D. Bradford, Bruce A. Johnson, Karen M. Stein, Linda G. Kinney and Mary J. Johnson serve on the Compliance/CRA Committee. Karen M. Stein, Linda G. Kinney and Mary J. Johnson are officers of the Bank. The Compliance/CRA Committee met two times during 2001.

Executive and Loan Review Committee. The Executive and Loan Review Committee reviews all aspects of the Bank's loan activity, including new loans of $25,000 or more, problem or other loans identified by examiners, loans 60 days or more past due and non-accrual loans. The Executive and Loan Review Committee also approves loan charge-offs and extensions of credit of up to 15% of the capital and surplus of the Bank. The Executive and Loan Review Committee may also act in other capacities if the Board of Directors so authorizes.

Jon E. Pike (Chairman), Frank G. Berris, Lawrence D. Bradford, William F. Cutler, Jr., Lewis G. Emmons, Stuart Goodfellow, Bruce A. Johnson, Paul L. Johnson and Andrew W. Zamiara serve on the Executive and Loan Review Committee. The Executive and Loan Review Committee met twelve times during 2001.

Nominating Committee. The Nominating Committee administers the process of nominations for directorships. William F. Cutler, Jr. and Jon E. Pike serve on the Nominating Committee. The Nominating Committee did not meet during 2001.

Personnel and Benefits Committee. The Personnel and Benefits Committee performs the functions of a compensation committee. The Personnel and Benefits Committee receives recommendations from senior management and makes recommendations to the Board of Directors concerning the compensation and benefits of ChoiceOne's and the Bank's officers. The Personnel and Benefits Committee also reviews the provisions of the Personnel Manual and sets the parameters for the Bank's incentive bonus plan.

Andrew W. Zamiara (Chairman), William F. Cutler, Jr., Lewis G. Emmons, Stuart Goodfellow, and Paul L. Johnson serve on the Personnel and Benefits Committee. James A. Bosserd attends meetings but is not a member of this committee. The Personnel and Benefits Committee met four times during 2001.

Board Meeting Attendance

During 2001, the ChoiceOne Board of Directors held twelve regular meetings and four special meetings. All directors attended at least 75% of the aggregate number of meetings of the Board of Directors and meetings of committees on which they served during the year (during the periods that they served), except for Messrs. Berris and Emmons.

Compensation of Directors

During 2001, ChoiceOne compensated its directors at the rate of $50 for every monthly meeting attended and an additional $250 for each quarterly meeting attended. Directors who were not employees of ChoiceOne or the Bank received $100 per hour for each meeting of any committee of the Board of Directors on which they served other than the Executive and Loan Review Committee. During 2001, the Bank compensated its directors at the rate of $450 per meeting attended. The Chairman of the Board of the Bank received an additional $100 per meeting attended.

Under ChoiceOne's Directors' Stock Purchase Plan, a director may elect to receive payment of 25%, 50% 75% or 100% of his or her director's fees in the form of ChoiceOne common stock. On each quarterly payment date, a director participating in this plan receives a number of shares of ChoiceOne common stock (rounded to the nearest whole share) determined by dividing the dollar amount of fees payable that the director has elected to receive as ChoiceOne common stock by the market value of ChoiceOne common stock on the day before the quarterly payment date.

Shareholder Nominations

Shareholders may nominate individuals for election as directors. To make such a nomination, you must send a notice to the Secretary of ChoiceOne that sets forth with respect to each proposed nominee:

•     the name, age, business address and residence
      address of the nominee;
•     the principal occupation or employment of the
      nominee;
•     the number of shares of capital stock of
      ChoiceOne that the nominee beneficially owns;
•     a statement that the nominee is willing to be
      nominated and to serve; and
•     such other information concerning the nominee
      as would be required under the rules of the
      Securities and Exchange Commission to be
      included in a proxy statement soliciting proxies
      for the election of the nominee.

You must send this notice to the Secretary not less than 120 days prior to the date of notice of an annual meeting and not more than seven days following the date of notice of a special meeting called for election of directors.

2002 Employee Stock Purchase Plan

General

On February 20, 2002, the Board of Directors adopted and approved, subject to shareholder approval, the ChoiceOne Financial Services, Inc. 2002 Employee Stock Purchase Plan (the "Plan"). The Board of Directors believes that ChoiceOne's interests would be advanced by securing for

ChoiceOne and its shareholders the benefits of the incentive inherent in the ownership of ChoiceOne's common stock by employees. The Board of Directors believes that approval of the Plan is in the best interests of ChoiceOne and its shareholders.

The purpose of the Plan is to encourage employees of ChoiceOne and its subsidiaries to promote the best interests of ChoiceOne and align the interests of employees with those of ChoiceOne's shareholders by permitting employees to purchase shares of ChoiceOne common stock at a price less than the market price. The purchase of stock through the Plan is intended to qualify as the exercise of an option granted under an employee stock purchase plan, as defined in Section 423 of the Internal Revenue Code.

The benefits payable under the Plan are presently not determinable and the benefits that would have been payable had the Plan been in effect during the most recent fiscal year are similarly not determinable. Because officers and employees of ChoiceOne and its subsidiaries may elect to participate in the Plan, they may be considered to have an interest in the Plan.

The following summarizes the principal features of the Plan. This summary is not complete and it is qualified in its entirety by reference to the terms of the Plan, a copy of which is attached as Appendix A to this proxy statement.

Authorized Shares

Subject to customary anti-dilution adjustments, 50,000 shares of ChoiceOne common stock would be authorized for purchase under the Plan. On February 28, 2002, the average of the bid and asked prices for shares of ChoiceOne common stock was $14.38 per share.

Eligible Employees

All active employees of ChoiceOne or its subsidiaries would be eligible to participate in the Plan, except those who (1) normally work 20 hours or less per week, (2) normally work not more than five months per year or (3) have been employed for less than one year. Presently, officers who have been employed for more than one year (currently 11 persons) and most of ChoiceOne's other employees (approximately 43 additional persons) could participate in the Plan.

Purchase of ChoiceOne Stock

An employee who wishes to participate in the Plan would authorize ChoiceOne to make regular payroll deductions from the employee's compensation to be used for the purchase of stock pursuant to the Plan. Once payroll deductions begin, all of these deductions would be credited to the employee's "payroll deduction account" under the Plan.

In the Plan, the term "stock purchase date" means the last working day of each "option period" (each calendar quarter). On each stock purchase date, a participant would be granted an option to purchase as many shares (including fractional shares) of ChoiceOne common stock as could be purchased with the funds that that participant had in his or her payroll deduction account on the "cut-off date", which is generally 20 days before the stock purchase date. This option would be automatically exercised on the stock purchase date. Any option that is not exercised would automatically expire. No option may extend beyond the time limits specified in the Internal Revenue Code.

The purchase price of each share would be 90% of the market value of shares of ChoiceOne common stock on the most recent cut-off date prior to the stock purchase date, unless the Personnel and Benefits Committee of the Board determines to use a higher price or a lower price that is at least 85% of the market value.

Limitations on Participation

The Plan requires each participant to have at least $10, but not more than $125, per pay period deducted from his or her pay for use under the Plan, unless the Personnel and Benefits Committee changes these amounts. However, in no event may a participant receive any option that would permit the participant's rights to purchase ChoiceOne common stock under the Plan to accrue at a rate that exceeds $25,000 of fair market value of the stock in any one calendar year, and in no event could such option rights accrue at a rate that exceeds that permitted by the Internal Revenue Code.

In addition, no participant would be granted option rights under the Plan if the participant, immediately after receiving the grant of such option rights, would own stock possessing five percent or more of the total combined voting power or value of all classes of stock of ChoiceOne or any of its subsidiaries.

Termination of Participation

A participant could elect at any time to withdraw from participation in the Plan and withdraw the balance accumulated in his or her payroll deduction account upon proper notice to ChoiceOne. A participant who withdraws from the Plan will not be permitted to again participate in the Plan during the option period in which the withdrawal occurred or the following option period.

Generally, if a participant retires, dies, becomes disabled, terminates employment or is otherwise no longer eligible to participate in the Plan, no further payroll deductions would be made for that participant, and the balance in the participant's payroll deduction account would be paid to the participant or, in the event of the participant's death, his or her estate or beneficiaries. Furthermore, certificates for the number of whole shares that the participant purchased under the Plan, as well as the cash value of the fractional shares that the participant purchased under the Plan, would be forwarded to the participant upon request, or in the event of the participant's death, automatically to his or her estate or beneficiaries.

Transfer and Assignment

Rights under the Plan are not transferable by a participant other than by will or the laws of descent and distribution, and are exercisable during the participant's lifetime only by the participant.

Federal Tax Consequences of the Plan

The following discussion of the tax consequences of the Plan assumes that stock will be sold under the plan at 90% of the market value on a stock purchase date.

A participant will not recognize income upon enrolling in the Plan or upon purchasing shares of common stock pursuant to the Plan. Ordinarily, a participant will not recognize income until the shares are sold or otherwise disposed of by the participant or the participant dies while owning the shares.

If a participant sells or otherwise disposes of the stock prior to satisfying the two-year holding period described above, then the participant will recognize ordinary income in the year of sale or disposition equal to the lesser of (1) 10% of the fair market value of the stock on the stock purchase date or (2) the excess of the fair market value of the stock on the date of sale or disposition over the amount paid for the stock. Any additional gain or loss will be a capital gain or loss.

If a participant sells or otherwise disposes of the stock prior to satisfying the statutory holding period above, then the participant will recognize ordinary income in an amount equal to the excess of the fair market value of the common stock on the stock purchase date over the amount paid for the stock. Any additional gain or loss on such sale or other disposition will be a capital gain or loss.

If a participant owns stock purchased under the Plan at death, the participant's estate will recognize ordinary income in the year of death equal to the lesser of (1) 10% of the fair market value of the stock on the stock purchase date or (2) the excess of the fair market value of the stock on the date of death over the amount paid for the stock.

The offer, purchase or sale of common stock under the Plan will have no tax consequences to ChoiceOne, except that ChoiceOne will be entitled to a deduction equal to the amount of ordinary income recognized by a partipant upon a sale or disposition of stock prior to satisfying the two-year holding period described above.

Tax Withholding

The Plan provides that ChoiceOne may make provisions for the withholding of any taxes or the payment of any taxes that ChoiceOne may be required to withhold or pay in connection with an employee's participation in the Plan.

Administration of the Plan

The Plan would be administered by the Personnel and Benefits Committee of the Board of Directors or any other committee that the Board may designate. The Plan allows the committee to delegate certain responsibilities to others, including ChoiceOne employees.

Amendment and Termination of the Plan

The Personnel and Benefits Committee or the Board could amend the Plan at any time and could also terminate the Plan at any time.

Effective Date of the Plan

If the Plan is approved by our shareholders, the first option period under the Plan is scheduled to begin on July 1, 2002.

Registration of Shares

ChoiceOne intends to register shares of common stock covered by the Plan under the Securities Act of 1933 before any shares are issued under the Plan.

Your Board of Directors recommends that you vote FOR approval of the 2002 Employee Stock Purchase Plan.

Ownership of ChoiceOne Common Stock

Ownership of ChoiceOne Stock by Directors and Executive Officers

The following table sets forth information concerning the number of shares of ChoiceOne common stock held as of December 31, 2001, by each of ChoiceOne's directors and nominees for director, each of the named executive officers and all of ChoiceOne's directors, nominees for director and executive officers as a group:
	Amount and Nature of Beneficial Ownerhip of Common Stock(1)
Name of Beneficial Owner	Sole Voting and Dispositive Power	Shared Voting or Dispositive Power(2)		Total Beneficial Ownership		Percent of Class
Frank G. Berris	18,445	--		18,445		1.3
James A. Bosserd	1,000	182		1,182		*
Lawrence D. Bradford	16,508	--		16,508		1.1
William F. Cutler, Jr.	--	18,718		18,718		1.3
Lewis G. Emmons	13,631	--		13,631		*
Stuart Goodfellow	25,135	1,664		26,799		1.8
Bruce A. Johnson	2,118	--		2,118		*
Paul L. Johnson	--	22,981		22,981		1.6
Jon E. Pike	2,430	3,554		5,984		*
Linda R. Pitsch	819	618		1,437		*
Ronald Swanson	--	--		--		--
Andrew W. Zamiara	941	3,701		4,642		*

All directors and executive officers as a group	82,554	74,390	(3)	156,944	(3)	10.7%

*Less than 1%.

(1)

The numbers of shares stated are based on information furnished by each person listed and include shares personally owned of record by that person and shares that under applicable regulations are considered to be otherwise beneficially owned by that person.

(2)

These numbers include shares as to which the listed person is legally entitled to share voting or dispositive power by reason of joint ownership, trust or other contract or property right, and shares held by spouses, certain relatives and minor children over whom the listed person may have influence by reason of relationship.

(3)

Includes 20,050 shares of ChoiceOne common stock held by the ChoiceOne Bank 401(k) and Employee Stock Ownership Plan in the accounts of other employees, of which executive officers of ChoiceOne are administrators. The officers disclaim beneficial ownership of such shares. Of such 20,050 shares of ChoiceOne common stock, other directors and executive officers have included 3,039 shares as beneficially owned in this table.

Five Percent Shareholders

As of March 8, 2002, we know of no person who beneficially owns more than five percent of the outstanding shares of ChoiceOne's common stock.
Stock Performance

The graph below compares the long-term total return on an investment in ChoiceOne common stock with the long-term returns on both a broad-based stock market index and an index comprised of bank holding companies. The total return is measured using both stock price appreciation and the effect of continuous reinvestment of dividends.

The Standard & Poor's 500 Stock Index is a broad equity market index published by Standard & Poor's. The KBW 50 Index is a market capitalization weighted bank stock index published by Keefe, Bruyette & Woods, Inc., an investment banking firm that specializes in the banking industry. The KBW 50 Index is composed of 50 money center and regional bank holding companies and other financial services companies.

Five Year Cumulative Total Shareholder Return

The dollar values plotted in the line graph above are as follows:
December 31,	ChoiceOne	KBW 50	S&P 500

1996	$100.0	$ 100.0	$ 100.0
1997	$114.7	$ 146.2	$ 133.4
1998	$150.7	$ 158.3	$ 171.5
1999	$170.2	$ 152.8	$ 207.6
2000	$107.8	$ 183.5	$ 188.7
2001	$128.2	$ 176.0	$ 166.2

Executive Compensation

Summary of Executive Compensation

The following table shows selected information concerning the compensation of both individuals who served as ChoiceOne's Chief Executive Officer during 2001 for services rendered to ChoiceOne and the Bank during each year in the three-year period ended December 31, 2001. No other executive officer received an aggregate salary and bonus of more than $100,000. The Bank compensated Messrs. Bosserd and Swanson in the capacities indicated in the table.
	Summary Compensation Table

		Annual Compensation

Name and Principal Position	Year	Salary(1)	Bonus(2)	All Other Compensation(3)
James A. Bosserd Director, President and Chief Executive Officer of ChoiceOne and the Bank	2001	$94,600	$10,000	$10,242

Ronald Swanson	2001	$--	$--	$50,100
Former President and Chief Executive Officer of ChoiceOne and the Bank	2000	$--	$--	$21,000

(1)	Includes compensation deferred under the Bank's 401(k) and Employee Stock Ownership Plan and director fees paid by ChoiceOne and the Bank.

(2)	Includes compensation deferred under the Bank's 401(k) and Employee Stock Ownership Plan.

(3)

All other compensation for Mr. Bosserd in 2001 includes a $10,000 signing bonus and a life insurance premium payment of $242. All other compensation for Mr. Swanson in 2001 includes all compensation paid to him under his consulting agreement with ChoiceOne. Mr. Swanson was not an employee of ChoiceOne or the Bank.

Stock Options

Neither Mr. Bosserd nor Mr. Swanson were awarded or held any stock options on shares of ChoiceOne common stock during the year ended December 31, 2001.

Executive Stock Incentive Plan

ChoiceOne's Amended and Restated Executive Stock Incentive Plan provides that options to purchase shares of common stock, stock appreciation rights and stock awards may be granted to officers and other key employees of ChoiceOne and its subsidiaries. A stock option entitles the recipient to purchase shares of common stock for a stated period of time at a stated price. Subject to certain restrictions, the Personnel and Benefits Committee determines who will be granted options, the number of shares subject to each option, the form of payment for exercise of an option and other matters related to the stock incentive plan. The Personnel and Benefits Committee also determines the terms and conditions of any stock appreciation rights and stock awards granted under the stock incentive plan. The Personnel and Benefits Committee may provide that, if there is a merger or combination of ChoiceOne with another entity or a change in control of ChoiceOne:
•	any vesting restrictions are accelerated;
•	any restrictions are eliminated; or
•	any participant may choose to receive cash in lieu of outstanding stock options.

Employment and Similar Contracts

As an inducement for Mr. Swanson's agreement to serve as interim President and Chief Executive Officer of ChoiceOne and the Bank, ChoiceOne and the Bank entered into a consulting agreement with Mr. Swanson. Under this agreement, ChoiceOne and the Bank agreed to:
•	pay Mr. Swanson $600 per day for his services (Mr. Swanson is responsible for all taxes associated with these payments);
•	provide Mr. Swanson the use of a vehicle;
•	reimburse Mr. Swanson for all documented business expenses; and
•	pay for certain housing expenses.

In addition, Mr. Swanson agreed not to disclose or make any use of confidential or proprietary information of ChoiceOne or the Bank. This agreement terminated in April 2001.

As an inducement for Mr. Bosserd's agreement to serve as a director and President and Chief Executive Officer of ChoiceOne and the Bank, ChoiceOne and the Bank entered into an employment agreement with Mr. Bosserd. Under this agreement, ChoiceOne and the Bank agreed to:
•	pay Mr. Bosserd a salary of $130,000 per year, less taxes and withholdings, plus possible bonuses not to exceed 25% of his base salary;
•	pay Mr. Bosserd the regular director's fee for attending Board meetings;
•	pay Mr. Bosserd a signing bonus of $10,000, less taxes and withholdings;
•	provide Mr. Bosserd with an automobile allowance of $500 per month;
•	reimburse Mr. Bosserd for all documented business expenses;
•	provide Mr. Bosserd a lump sum severance amount equal to one year's base salary if Mr. Bosserd is terminated, without cause, within one year following a change in control of ChoiceOne;
•	provide Mr. Bosserd with four weeks paid vacation; and
•	provide Mr. Bosserd with the same health and other employee benefits provided to other employees of ChoiceOne and the Bank.

In addition, Mr. Bosserd agreed to forfeit certain stock options he held with his former employer. In return, ChoiceOne and the Bank agreed to purchase 10,000 shares of the former employer's common stock, which Mr. Bosserd may direct ChoiceOne and the Bank to sell at any time during a period of three years after the date of the employment agreement. ChoiceOne and the Bank will pay Mr. Bosserd, as a bonus, 75% of the profits, if any, on such sale of stock. If Mr. Bosserd does not direct ChoiceOne and the Bank to sell such stock during such three-year period, ChoiceOne and the Bank may dispose of the stock in their discretion without any payment to Mr. Bosserd.

Mr. Bosserd agreed not to disclose or make any use of confidential or proprietary information of ChoiceOne or the Bank, and agreed not to compete with ChoiceOne or the Bank during his employment with ChoiceOne and the Bank and for a period of one year after such employment.

401(k) Plan

The ChoiceOne Bank 401(k) and Employee Stock Ownership Plan is qualified under Section 401(a) of the Internal Revenue Code.

The purpose of the 401(k) plan is to permit Bank employees, including Mr. Bosserd, to save for retirement on a pre-tax basis. Mr. Swanson did not participate in the 401(k) plan. In addition to an employee's pre-tax contributions, the Bank may contribute discretionary matching and/or employee stock ownership plan payments to the 401(k) plan. If the Bank contributes matching and/or employee stock ownership plan payments to the 401(k) plan, those contributions will become fully vested after six years of a participant's vested service.

Each participant in the 401(k) plan has an account to record the participant's interest in the plan. Amounts contributed by or on behalf of a participant are credited to his or her account. A participant's benefit from the 401(k) plan is equal to the vested amount in the participant's account when he or she terminates employment with the Bank. The employee stock ownership plan provisions provide that the 401(k) plan, in part, is designed to invest primarily in stock of ChoiceOne.

Annual Incentive Bonus Plan

The Bank's incentive bonus plan was established for all of the Bank's officers in 1985. The bonus plan has applied to all employees (both officer and non-officer personnel) since the 1986 fiscal year. The purposes of the bonus plan are to:
•	motivate all personnel of the Bank;
•	encourage growth of profits and maximization of return on equity; and
•	provide an opportunity for participants to be rewarded for individual effort and performance that the Personnel and Benefits Committee considers to be above average.

The bonus plan is based on return on equity. The Personnel and Benefits Committee established a funding range of 11.25% through 12.25% for 2001. If return on equity is below 11.25%, or the "threshold," no participant will receive a bonus based on Bank profits. Bonuses begin to accrue only after the Bank's return on equity exceeds the threshold. One quarter of the targeted bonus amount is payable for each one quarter of one percentage point increase in return on equity above 11.25%, with 100% of the targeted bonus amount payable at 12.25% return on equity. There was no super-bonus payable under the bonus plan, such that any increase in return on equity over 12.25% provided no bonus greater than 100% of the targeted bonus.

The Bank's Board of Directors reviews and must give its approval regarding eligibility, funding, allocations and amounts of awards under the bonus plan. The Bank's executive officers, as a group, who are also ChoiceOne's executive officers, did not receive incentive bonuses under the bonus plan for the 2001 fiscal year.
Personnel and Benefits Committee Report on Executive Compensation

The Personnel and Benefits Committee of ChoiceOne's Board of Directors administers benefit plans, reviews ChoiceOne's key personnel policies and programs, including individual salaries of executive officers, and submits recommendations to the Board of Directors. Directors who are also employees of ChoiceOne or the Bank may not serve as voting members of the Personnel and Benefits Committee.

Successful long-term financial performance and increasing shareholder value are ChoiceOne's primary corporate goals. ChoiceOne's executive compensation practices are intended to encourage successful financial performance and attract and retain talented key executives who are critical to ChoiceOne's long-term success.

ChoiceOne's executive compensation program consists of three components:

•     base salary;
•     annual cash incentive bonus opportunities; and
•     long-term incentives through awards of stock options.

In determining the levels of some components, the Personnel and Benefits Committee considers only corporate performance. In determining the levels of other components, such as base salary and annual cash incentive bonus opportunities, the Personnel and Benefits Committee will consider a number of factors in addition to corporate performance.

When establishing base salary levels, the Personnel and Benefits Committee's primary goal is to be competitive. The Personnel and Benefits Committee establishes ranges for base salaries of executive officers by comparing ChoiceOne to other more or less comparable bank holding companies. In general, salaries paid to ChoiceOne's executives have been closer to the median, rather than either the high or low end, of each range. Although the Personnel and Benefits Committee considers corporate performance when establishing base salary levels, corporate performance is not the most important factor. The Personnel and Benefits Committee also considers a discretionary assessment of job performance when establishing base salary levels. Annual cash incentive bonuses are based on performance at three levels:

•     corporate;
•     business unit; and
•     individual.

The Personnel and Benefits Committee annually approves how to weigh each participant's level of assessment. During 2001, Mr. Bosserd's cash incentive bonus was based 100% on corporate performance. The Personnel and Benefits Committee establishes target cash awards for participants in the annual bonus incentive plan. Target awards range from 19% to 25% of base salary. Mr. Swanson did not participate in this plan.

The Personnel and Benefits Committee may, and has, awarded discretionary bonuses to executive officers and employees based on individual performance alone and achievement of individual performance goals. For their individual performance in 2001, executive officers as a group, other than Mr. Bosserd and Mr. Swanson, who did not participate in any discretionary bonus plan, were awarded discretionary bonuses totaling $8,000. Mr. Bosserd received a discretionary bonus of $10,000.

ChoiceOne uses long-term incentives to reward executives for achieving the long-term goal of increasing shareholder value. All of ChoiceOne's long-term incentives have involved awards of stock options. Stock ownership is considered important. Through stock ownership, the interests of executives become joined with those of the shareholders. Under

ChoiceOne's Amended and Restated Executive Stock Incentive Plan, executives may be rewarded for enhancing shareholder value through the increase in the value of shares that the executives receive. During 2001, the Committee made no awards of stock options.

ChoiceOne generally maintains a conservative level of perquisites and personal benefits. The dollar value of perquisites and personal benefits provided to executive officers does not exceed 10% of the applicable executive officer's annual base salary and bonus.

Mr. Swanson's and Mr. Bosserd's compensation were determined by the Personnel and Benefits Committee and were set at a level to approximate the weekly compensation and perquisites of chief executive officers with comparable levels of experience of comparable sized bank holding companies. Mr. Swanson does not participate In ChoiceOne's annual or long-term incentive programs.

Section 162(m) of the Internal Revenue Code provides that publicly held corporations may not deduct compensation paid to certain executive officers in excess of $1 million annually, with certain exemptions. ChoiceOne has examined its executive compensation policies in light of Section 162(m) and the regulations that the Internal Revenue Service has issued to implement that section. We do not expect that any portion of ChoiceOne's deductions for employee remuneration will be disallowed in 2002 or in future years by reason of actions expected to be taken in 2002.

During 2001, the Board of Directors approved all of the Personnel and Benefits Committee's recommendations without modification.

Respectfully submitted,

Andrew W. Zamiara, Chairman
William F. Cutler, Jr.
Lewis G. Emmons
Stuart Goodfellow
Paul L. Johnson

Audit Committee Report

The Audit Committee reviews and supervises ChoiceOne's procedures for recording and reporting the financial results of its operations on behalf of the Board of Directors. ChoiceOne's management has primary responsibility for the financial statements and the reporting process, including the systems of internal controls. In fulfilling its supervisory duties, the Audit Committee has reviewed ChoiceOne's audited financial statements for the year ended December 31, 2001 included in the 2001 Annual Report to Shareholders and has discussed those financial statements with ChoiceOne's management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements.

The Audit Committee has also reviewed with ChoiceOne's independent auditors - who are responsible for expressing an opinion on the conformity of those financial statements with generally accepted accounting principles - the judgments of the independent auditors concerning the quality, not just the acceptability, of the accounting principles and such other matters that are required under generally accepted auditing standards to be discussed with the independent auditors. In addition, the Audit Committee has received from the independent auditors the written disclosures required by the Independence Standards Board, has discussed with them their independence from ChoiceOne's management and ChoiceOne, and has considered the compatibility of nonaudit services with their independence.

After and in reliance on the reviews and discussions described above, the Audit Committee recommended to ChoiceOne's Board of Directors that the audited financial statements for the year ended December 31, 2001 be included in ChoiceOne's Annual Report on Form 10-K for the year then ended to be filed with the Securities and Exchange Commission.

Respectfully submitted,

Jon E. Pike, Chairman
Lewis G. Emmons
Stuart Goodfellow
Bruce A. Johnson
Paul L. Johnson

Related Matters

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires directors and officers of ChoiceOne and persons who beneficially own more than 10% of the outstanding shares of its common stock to file reports of beneficial ownership and changes in beneficial ownership of shares of common stock with the Securities and Exchange Commission. Securities and Exchange Commission regulations require such persons to furnish ChoiceOne with copies of all Section 16(a) reports they file. Based solely on our review of the copies of such reports received by us or written representations from certain reporting persons that no Forms 5 were required for those persons, except as set forth below, we believe that all applicable Section 16(a) reporting and filing requirements were satisfied by such persons from January 1, 2001, through December 31, 2001. The Form 3 for Ms. Kinney was filed late.

Certain Relationships and Related Transactions

Directors, nominees for director and executive officers of ChoiceOne and members of their immediate families were customers of and had transactions with the Bank in the ordinary course of business between January 1, 2001, and December 31, 2001. We anticipate that such transactions will take place in the future in the ordinary course of business. All loans and commitments included in such transactions were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than the normal risk of collectibility or present other unfavorable features.

Independent Certified Public Accountants

Crowe, Chizek and Company LLP, Certified Public Accountants, served as ChoiceOne's principal accountant for 2001. The Board of Directors has selected Crowe, Chizek and Company LLP to act as ChoiceOne's principal accountant for 2002. Representatives of Crowe, Chizek and Company LLP are not expected to attend the annual meeting. If a representative of Crowe, Chizek and Company LLP attends the meeting, the representative will have an opportunity to make a statement if he or she desires to do so and will be expected to be available to respond to appropriate questions.

Audit Fees. ChoiceOne paid Crowe, Chizek and Company LLP $49,650 during 2001 for audit services provided by them.

All Other Fees. ChoiceOne paid to Crowe, Chizek and Company LLP $87,210 during 2001 for services other than audit services provided by them.

Shareholder Proposals

If you would like a proposal to be presented at the 2003 annual meeting of shareholders and if you would like your proposal to be included in ChoiceOne's proxy statement and form of proxy relating to that meeting, you must submit the proposal to ChoiceOne in accordance with Securities and Exchange Commission Rule 14a-8. ChoiceOne must receive your proposal by November 29, 2002 for your proposal to be eligible for inclusion in the proxy statement and form of proxy relating to that meeting. To be considered timely, any other proposal that you intend to present at the 2003 annual meeting of shareholders must similarly be received by ChoiceOne by November 29, 2002.

Form 10-K Report Available

ChoiceOne's Form 10-K Annual Report to the Securities and Exchange Commission, including financial statements and financial statement schedules, will be provided to you without charge upon written request. Please direct your requests to Mr. Thomas L. Lampen, Treasurer, ChoiceOne Financial Services, Inc., 109 East Division, Sparta, Michigan 49345.

APPENDIX A

CHOICEONE FINANCIAL SERVICES, INC.
2002 EMPLOYEE STOCK PURCHASE PLAN

SECTION 1
PURPOSE OF PLAN

          The purpose of the ChoiceOne Financial Services, Inc. 2002 Employee Stock Purchase Plan is to encourage Employees of the Company and the Company's Subsidiaries to promote the best interests of the Company and to align the interests of Employees with the Company's shareholders by permitting Eligible Employees to purchase shares of the Company's Common Stock, at a price less than the Market Value of the Common Stock. The purchase of Common Stock under the Plan is intended to qualify as the exercise of an option granted under, and the Plan is intended to qualify as, an employee stock purchase plan under Section 423 of the Code.

SECTION 2
DEFINITIONS

          The following words have the following meanings unless a different meaning is plainly required by the context:
2.1	"Board" means the Board of Directors of the Company.

2.2

"Code" means the Internal Revenue Code of 1986, as amended. Each reference herein to a section or sections of the Code shall, unless otherwise noted, be deemed to include a reference to the rules and regulations issued under such section(s) of the Code.

2.3

"Committee" means the Personnel and Benefits Committee of the Board or such other committee as the Board shall designate to administer the Plan. The Committee shall consist of at least two members of the Board and all of its members shall be "non-employee directors" as defined in Rule 16b-3 issued under the Securities Exchange Act of 1934, as amended.

2.4	"Common Stock" means the Common Stock of the Company.

2.5	"Company" means ChoiceOne Financial Services, Inc., a Michigan corporation, and its successors and assigns.

2.6

"Cut-Off Date" means the date on which the Company determines the funds in each Participant's Payroll Deduction Account, which funds shall be used to purchase shares of Common Stock on the next succeeding Stock Purchase Date pursuant to the Plan. Unless otherwise determined by the Committee, the Cut-Off Date shall be the twentieth day prior to the end of each Option Period during the term of the Plan or, if such day is not a working day, the next succeeding working day.

2.7	"Dividend Reinvestment Plan" means the ChoiceOne Financial Services, Inc. Dividend Reinvestment Plan, as amended from time to time.

2.8

"Election Form" means a notice (in a form approved by the Committee) that an Eligible Employee must complete to participate in the Plan and authorize payroll deductions to be made on the Eligible Employee's behalf under the Plan.

2.9

Subject to Section 5 below, "Eligible Employees" means all present and future active Employees of the Company and its Subsidiaries, except (a) Employees whose customary employment by the Company or its Subsidiaries is (i) 20 hours or less per week or (ii) not more than five months in any calendar year and (b) Employees who have been employed by the Company or a Subsidiary for less than one year.

2.10	"Employee" means an employee of the Company or its Subsidiaries.

2.11

"Investment Sharebuilder Account" means the book-entry account established on behalf of a Participant pursuant to Section 8.2 below, in which shares of Common Stock purchased under the Plan shall be held.

2.12

"Market Value" of a share of Common Stock as of any Stock Purchase Date or other applicable date means: (a) if the Common Stock is listed for trading on The Nasdaq Stock Market or one or more national securities exchanges, the last reported sales price on the most recent Cut-Off Date prior to such Stock Purchase Date or other applicable date, or if the Common Stock shall not have been traded on the principal exchange on such Cut-Off Date, the last reported sales price on the first day before such Cut-Off Date on which Common Stock was so traded; (b) if the security is not so listed for trading but is traded in the over-the-counter market, the mean of the high and low bid prices for the security on the most recent Cut-Off Date prior to such Stock Purchase Date or other applicable date, or if there are no bid and asked prices for the security on such Cut-Off Date, the mean of the high and low bid prices on the first day before such Cut-Off Date on which such prices existed; or (c) if neither (a) nor (b) is applicable, the value as determined by any means considered fair and reasonable by the Committee, which determination shall be final and binding on all parties.

2.13	"Option Period" means each calendar quarter, beginning on the first day of each such calendar quarter and ending on the last day of such calendar quarter.

2.14	"Participant" means an Eligible Employee who has elected to participate in the Plan in accordance with Section 6.1 below.

2.15

"Payroll Deduction Account" means the administrative record keeping account established on behalf of a Participant pursuant to Section 7.1 below, to which his or her payroll deductions shall be credited.

2.16

"Permanent Disability" or "Disability" means an inability of a Participant to perform his or her employment duties due to physical or mental disability such that the Participant would qualify for benefits under the Company's disability benefits program.

2.17	"Plan" means the ChoiceOne Financial Services, Inc. 2002 Employee Stock Purchase Plan as set forth herein, as it may be amended from time to time.

2.18	"Purchase Price" means the purchase price for a share of Common Stock to be paid by a Participant on a Stock Purchase Date, as determined under Section 8.1 below.

2.19

"Retirement" means the voluntary termination of all employment by the Participant after the Participant has attained 55 years of age and completed six (6) years of service with the Company or its Subsidiaries.

2.20

"Stock Purchase Date" means a date on which shares of Common Stock are purchased pursuant to the Plan. Unless otherwise determined by the Committee, the Stock Purchase Date shall be the last working day of each Option Period during the term of the Plan.

2.21

"Subsidiary" means any corporation or other entity of which 50% or more of the outstanding voting stock or voting ownership interest is directly or indirectly owned or controlled by the Company or by one or more Subsidiaries of the Company, now or in the future.

SECTION 3
ADMINISTRATION

          3.1          General. The Committee shall administer the Plan. The Committee may delegate record keeping, calculation, payment and other ministerial administrative functions to individuals designated by the Committee, who may be employees of the Company and its Subsidiaries. Subject to the express provisions of the Plan, the Committee shall have authority to interpret the Plan, to prescribe, amend and rescind rules, regulations and procedures relating to it, and to make all other determinations necessary or advisable in administering the Plan, all of which determinations shall be final and binding upon all persons unless otherwise determined by the Board. The Committee shall hold its meetings at such times and places as it considers advisable. Action may be taken by a written instrument signed by all of the members of the Committee and any action so taken shall be fully as effective as if it had been taken at a meeting duly called and held. The Committee shall make such rules and regulations for the conduct of its business as it considers advisable.

          3.2          Indemnification of Committee Members. Neither any member or former member of the Committee, nor any individual or group to whom authority or responsibility is or has been delegated, shall be personally responsible or liable for any act or omission in connection with the performance of powers or duties or the exercise of discretion or judgment in the administration and implementation of the Plan. Each person who is or shall have been a member of the Committee shall be indemnified and held harmless by the Company from and against any cost, liability or expense imposed or incurred in connection with such person's or the Committee's taking or failing to take any action under the Plan or the exercise of discretion or judgment in the administration and implementation of the Plan. Each such person shall be justified in relying on information furnished in connection with the Plan's administration by any appropriate person or persons.

SECTION 4
STOCK SUBJECT TO THE PLAN

          4.1          Number of Shares of Common Stock. There shall be reserved for issuance and purchase by Participants under the Plan a total of fifty thousand (50,000) shares of Common Stock, subject to adjustment as provided in Section 4.2. Shares of Common Stock available under the Plan shall be authorized and unissued shares or shares repurchased by the Company.

          4.2          Adjustments. In the event of a stock dividend, stock split, recapitalization, merger, reorganization, consolidation, combination or exchange of shares of Common Stock during the term of the Plan, the number of shares reserved and authorized to be issued under the Plan shall be adjusted proportionately, and such other adjustments shall be made as may be considered necessary or equitable by the Committee or the Board. In the event of any other change affecting the Common Stock, such adjustments shall be made as may be considered equitable by the Committee or the Board to give proper effect to such change.

SECTION 5
ELIGIBILITY

          Participation in the Plan shall be open only to Eligible Employees. No option rights may be granted under the Plan to any person who is not an Eligible Employee. No Eligible Employee shall be granted option rights under the Plan if such Employee, immediately after receiving the grant of such option rights under the Plan, would own (as determined pursuant to Sections 423(b)(3) and 424(d) of the Code) stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or any of its Subsidiaries.

SECTION 6
PARTICIPATION AND WITHDRAWAL

          6.1          Election Form; Changes to Election Form.

          (a)          Participation by any Eligible Employee in the Plan shall be entirely voluntary. Any Eligible Employee may become a Participant by completing and delivering an Election Form to the Company. Such Eligible Employee shall become a Participant as of the first day of the next Option Period following the delivery of his or her Election Form, provided that the Election Form has been delivered at least twenty working days prior to the beginning of the first day of that Option Period. The Election Form will authorize specified regular payroll deductions (within the limits specified in Section 7.2 below) from the Participant's periodic compensation during the time he or she is a Participant.

          (b)          Payroll deductions shall be made for each Participant in accordance with the Election Form and shall continue until the Participant's participation terminates, the Election Form is modified or the Plan is terminated. A Participant may increase or decrease his or her payroll deduction (within the limits specified in Section 7.2 below) by delivering a new Election Form to the Company no later than twenty working days prior to the beginning of an Option Period. The Company or the applicable Subsidiary shall deduct the modified amount from the Participant's payroll beginning with the first pay date to occur during the next Option Period. A Participant may not increase or decrease his or her payroll deductions during any Option Period.

          6.2          Withdrawal. A Participant may elect at any time to withdraw from participation in the Plan by written notice delivered to the Company no later than twenty working days before a pay date, or by such other time as the Committee may from time to time determine. Upon any termination by a Participant, (a) the Participant shall cease to be a Participant, (b) his or her Election Form shall be revoked insofar as subsequent payroll deductions that occur on or after twenty days after his or her withdrawal notice is delivered to the Company are concerned, and (c) the amount in his or her Payroll Deduction Account, as well as any payroll deductions made after such withdrawal notice becomes effective, shall be returned to him or her. Furthermore, upon the former Participant's written request, (i) a certificate for the whole shares of Common Stock credited to the former Participant's Investment Sharebuilder Account at any time after the withdrawal notice becomes effective shall be forwarded to the former Participant and (ii) the dollar amount of any remaining fractional shares of Common Stock credited to the former Participant's Investment Sharebuilder Account, determined based on the Market Value of such fractional shares on the later of the date the former Participant's request is delivered to the Company or the date on which the withdrawal notice becomes effective, shall be returned to him or her. An Eligible Employee who has withdrawn from the Plan shall not be eligible for reinstatement as a Participant during the Option Period in which such withdrawal occurs or for the following Option Period.

          Except as otherwise provided in Section 9 below, if a Participant ceases to be an Eligible Employee, (a) the Participant shall cease to be a Participant, (b) no further payroll deductions that occur on or after twenty days after the date the Participant ceases to be an Eligible Employee shall be made on his or her behalf and (c) the amount in his or her Payroll Deduction Account, as well as any payroll deductions that occur on or after twenty days after the date the Participant ceases to be an Eligible Employee, shall be returned to him or her. Furthermore, upon the former Participant's written request, (i) a certificate for the whole shares of Common Stock credited to the former Participant's Investment Sharebuilder Account at any time after twenty days after the date the Participant ceases to be an Eligible Employee shall be forwarded to the former Participant and (ii) the dollar amount of any remaining fractional shares of Common Stock credited to the former Participant's Investment Sharebuilder Account, determined based on the Market Value of such fractional shares on the later of the date the former Participant's request is delivered to the Company or the date that is twenty days after the date the Participant ceases to be an Eligible Employee, shall be returned to him or her.

SECTION 7
PAYROLL DEDUCTIONS

          7.1          Payroll Deduction Account. The Company and its Subsidiaries will maintain a Payroll Deduction Account for each Participant. Authorized payroll deductions shall begin with the first pay date to occur on or after the first day of the first Option Period with respect to which a Participant has elected (in accordance with Section 6.1) to participate in the Plan. Payments made by Participants through payroll deductions shall be credited to each Participant's Payroll Deduction Account. No amounts other than payroll deductions authorized under the Plan may be credited to a Participant's Payroll Deduction Account, unless the Committee otherwise consents in writing. No Participant shall be entitled to any interest on amounts held in his or her Payroll Deduction Account.

          7.2          Limits on Payroll Deductions. The amount of the payroll deduction specified by a Participant in his or her Election Form shall not be less than Ten Dollars ($10) or more than One Hundred Twenty-five Dollars ($125) for each pay period, or such other amount(s) as the Committee may determine in its sole discretion from time to time. Any such limit established by the Committee shall comply with the requirements of Section 423 of the Code.

SECTION 8
PURCHASE OF COMMON STOCK; INVESTMENT SHAREBUILDER ACCOUNTS

          8.1          Purchase Price. The Purchase Price for each share of Common Stock purchased on a Stock Purchase Date shall be ninety percent (90%) of the Market Value of the Common Stock as of that Stock Purchase Date, rounded to the nearest whole cent, or such other price that the Committee may determine in its sole discretion from time to time that is at least eighty-five percent (85%) of such Market Value.

          8.2          Method of Purchase and Investment Sharebuilder Accounts.

          (a)          Except as otherwise provided herein, each Participant having funds in his or her Payroll Deduction Account on a Cut-Off Date shall be, without any further action, granted an option on the next succeeding Stock Purchase Date to purchase the number of shares (including fractional shares) of Common Stock which the funds in his or her Payroll Deduction Account on such Cut-Off Date could purchase on such Stock Purchase Date, and each such Participant shall, without any further action, be deemed to have exercised such option on such Stock Purchase Date. Options that are not exercised automatically shall expire immediately and in no event shall any option be exercisable beyond the periods specified in Section 423(b)(7) of the Code. If the number of available shares on a Stock Purchase Date is not sufficient to exhaust all Payroll Deduction Accounts, the available shares shall be allocated in proportion to the funds available in each Payroll Deduction Account and the Plan shall terminate.

          (b)          All shares purchased under the Plan shall be maintained in Investment Sharebuilder Accounts for Participants under the terms of the Dividend Reinvestment Plan. Any cash dividends paid with respect to the shares in a Participant's Investment Sharebuilder Account shall be applied to the Participant's Investment Sharebuilder Account for the purchase of shares (including fractional shares) of Common Stock pursuant to the terms of the Dividend Reinvestment Plan, and shares so purchased shall be added to the shares held for a Participant in his or her Investment Sharebuilder Account. Any non-cash dividends paid with respect to the shares in a Participant's Investment Sharebuilder Account shall be added to the shares held for a Participant in his or her Investment Sharebuilder Account.

          8.3          Limitation on Value of Common Stock to be Purchased. A Participant shall not have and may not exercise any option that would permit the Participant's rights to purchase Common Stock under the Plan to accrue at a rate that exceeds Twenty-five Thousand Dollars ($25,000) of Common Stock (determined at the time of the grant of the option) in any one calendar year, and in no event may such option rights accrue at a rate which exceeds that permitted by Section 423(b)(8) of the Code.

          8.4          Title of Accounts. Each Investment Sharebuilder Account may be in the name of the Participant or, if so indicated on such Participant's Election Form, in his or her name jointly or as tenants in common with a member of the Participant's family, with right of survivorship. With the Committee's consent, a Participant may be permitted to (a) designate a beneficiary to receive the Common Stock held in the Participant's Investment Sharebuilder Account upon death or (b) transfer the Common Stock held in the Investment Sharebuilder Account to a revocable trust for the benefit of the Participant.

          8.5          Rights as a Shareholder. After a Participant's Payroll Deduction Account has been charged with the amount of the Purchase Price on a Stock Purchase Date, the Participant shall have all of the rights and privileges of a shareholder of the Company with respect to shares purchased under the Plan and held in his or her Investment Sharebuilder Account, whether or not certificates representing the shares shall have been issued. In addition to the provisions specified in the Plan relating to termination of a Participant's participation in the Plan, a Participant may withdraw the whole shares in his or her Investment Sharebuilder Account at any time upon written notice to the Company. Participants will be notified as to the amount and status of their Payroll Deduction Accounts and Investment Sharebuilder Accounts at the same times and in the same manner as shareholders receive similar notices under the Dividend Reinvestment Plan, and in no event less than annually.

SECTION 9
RIGHTS ON DEATH, RETIREMENT OR PERMANENT DISABILITY

          9.1          Death. If a Participant dies during an Option Period, no further contributions on behalf of the deceased Participant shall be made, and certificates for any whole shares in the deceased Participant's Investment Sharebuilder Account will be delivered to the deceased Participant's beneficiary or such other person designated on the Election Form, along with the dollar amount of any remaining fractional shares of Common Stock credited to the Investment Sharebuilder Account, determined based on the Market Value of such fractional shares on the date of the Participant's death. Furthermore, the executor or administrator of the deceased Participant's estate may elect to withdraw the balance in the Participant's Payroll Deduction Account by notifying the Company in writing at least ten working days before the Cut-Off Date in respect of such Option Period. If no timely election to withdraw has been made, the balance accumulated in the deceased Participant's Payroll Deduction Account on such Cut-Off Date shall be used to purchase shares of Common Stock in accordance with Section 8 of the Plan on the next succeeding

Stock Purchase Date. Promptly following such Stock Purchase Date, certificates for any whole shares in the deceased Participant's Investment Sharebuilder Account will be delivered to the deceased Participant's beneficiary or such other person designated on the Election Form, along with the dollar amount of any remaining fractional shares of Common Stock credited to the Investment Sharebuilder Account, determined based on the Market Value of such fractional shares on such Stock Purchase Date.

          9.2          Retirement or Permanent Disability. If, during an Option Period, a Participant (a) Retires or (b) incurs a Permanent Disability, no further contributions on behalf of the Retired or Disabled Participant shall be made. A Retired or Disabled Participant may elect to withdraw the balance in his or her Payroll Deduction Account by notifying the Company in writing at least ten working days before the Cut-Off Date in respect of such Option Period. If no election to withdraw has been made, the balance accumulated in the Retired or Disabled Participant's Payroll Deduction Account shall be used to purchase shares of Common Stock in accordance with Section 8 of the Plan on the next succeeding Stock Purchase Date. Upon the Participant's written request, certificates for whole shares credited to the Participant's Investment Sharebuilder Account, along with the dollar amount of any remaining fractional shares of Common Stock credited to Participant's Investment Sharebuilder Account, determined based on the Market Value of such fractional shares on the later of the date that the written request is delivered to the Company or the date on which the withdrawal request becomes effective, will be forwarded to the Participant. If a Retired or Disabled Participant dies during the Option Period of such Participant's Retirement or Permanent Disability and such Participant shall not have notified the Company of his or her desire to withdraw the balance in his or her Payroll Deduction Account, the executor or administrator of such Participant's estate or other legal title holder shall have all the rights provided pursuant to Section 9.1.

SECTION 10
GENERAL PROVISIONS

          10.1          Rights Not Transferable. Rights under the Plan are not transferable by a Participant other than by will or the laws of descent and distribution, and are exercisable during his or her lifetime only by the Participant.

          10.2          Amendment of the Plan. The Committee or the Board may at any time, and from time to time, amend the Plan in any respect; provided, however, the Plan may not, without appropriate approval of the Company's shareholders, be amended in any way that will cause the Plan to fail to meet the requirements of Section 423 of the Code. Any amendments to the Plan required under the Code to be approved by the Company's shareholders shall not become effective unless and until such shareholder approval is obtained in accordance with the requirements of the Code.

          10.3          Termination of the Plan. The Plan and all rights of Employees hereunder shall terminate at the earliest of (a) when all shares of Common Stock reserved under the Plan have been purchased or (b) at any time, at the discretion of the Committee or the Board. Notice of termination shall be given to all Participants, but any failure to give notice shall not impair the termination. Upon termination of the Plan, (i) all amounts in a Participant's Payroll Deduction Account shall be returned to such Participant and (ii) upon a Participant's written request to the Company, certificates for all whole shares of Common Stock held in such Participant's Investment Sharebuilder Account shall be forwarded to such Participant, along with the dollar amount of any remaining fractional shares of Common Stock credited to such Participant's Investment Sharebuilder Account, determined based on the Market Value of such fractional shares on the date such Participant's written request is delivered to the Company. Any fractional shares remaining in such Participant's Investment Sharebuilder Account shall thereupon be cancelled.

          10.4          Governing Law; Compliance with Law. The Plan shall be construed in accordance with the laws of the state of Michigan and applicable federal law. The Company's obligation to sell and deliver shares of Common Stock hereunder shall be subject to all applicable federal and state laws, rules and regulations and to such approvals by any regulatory or governmental agency as may, in the opinion of counsel for the Company, be required. The Company may make such provisions as it may deem appropriate for the withholding of any taxes or payment of any taxes which it determines may be required to withhold or pay in connection with a Participant's participation in the Plan.

          10.5          Not an Employment Contract. The Plan shall not be deemed to constitute a contract of employment between the Company or any Subsidiary and any Eligible Employee or Participant or to be consideration or inducement for the employment of any Eligible Employee or Participant. The Plan shall not be deemed to give any Participant or Eligible Employee the right to be retained as an Employee or in any other service of the Company or any Subsidiary, or to interfere with the right of the Company or any Subsidiary to discharge any Participant or Eligible Employee at any time regardless of the effect that such discharge shall have upon such person as a participant in the Plan.

          10.6          Effective Dates. Subject to shareholder approval at the 2002 Annual Meeting of Shareholders, the first Option Period under the Plan shall commence on July 1, 2002 and end on September 30, 2002, unless the Committee determines that the first Option Period should be later. If the Company's shareholders do not approve the Plan at the 2002 Annual Meeting of Shareholders, the Plan shall terminate.

          10.7          Investment Intent. The Committee may require a Participant to confirm that he or she is purchasing with investment intent and not with a view to resale or other distribution.

          10.8          Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions of the Plan and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

CHOICEONE FINANCIAL SERVICES, INC.
P R O X Y	109 East Division Sparta, Michigan 49345 Annual Meeting of Shareholders - April 29, 2002	P R O X Y

                    The undersigned shareholder appoints James A. Bosserd, Jon E. Pike and Linda R. Pitsch, or any of them, each with the power to appoint his or her substitute, attorneys and proxies to represent the shareholder and to vote and act with respect to all shares that the shareholder would be entitled to vote at the annual meeting of shareholders of ChoiceOne Financial Services, Inc. referred to above and any adjournment of that meeting, on all matters that come before the meeting.
1.	Election of Directors

	[ ]	FOR all nominees listed below (except as indicated below)	[ ]	WITHHOLD AUTHORITY to vote for all nominees listed below

James A. Bosserd	Bruce A. Johnson	Jon E. Pike	Linda R. Pitsch

(Instruction: To withhold authority to vote for any individual nominee, strike out that nominee's name in the list above.)

Your Board of Directors recommends that you vote FOR all nominees
2.	Approval of Employee Stock Purchase Plan

	[ ]	FOR	[ ]	AGAINST	[ ]	ABSTAIN

Your Board of Directors recommends that you vote FOR this proposal

                    This proxy is solicited by the Board of Directors. If this proxy is properly executed and delivered, the shares represented by this proxy will be voted as specified. If no specification is made, the shares will be voted for election of all nominees named on this proxy and for approval of all listed proposals. The shares represented by this proxy will be voted in the discretion of the proxies on any other matters that may come before the meeting or any adjournment of the meeting.
Dated:	____________, 2002	Please sign exactly as your name appears on this proxy. If signing for estates, trusts or corporations, title or capacity should be stated. If shares are held jointly, each holder should sign.

Signature

Signature if held jointly

IMPORTANT -- Please Mark, Sign, Date and Return Promptly in the Enclosed Envelope